Exhibit 99.1

Green Thumb Industries Reports Second Quarter 2023 Results

CHICAGO and VANCOUVER, British Columbia, August 8, 2023 (GLOBE NEWSWIRE) — Green Thumb Industries Inc. (“Green Thumb” or “the Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the second quarter ended June 30, 2023. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the second quarter and six months ended June 30, 2023:

•	Second quarter revenue of $252 million increased 2% sequentially; first half 2023 revenue increased 1% to $501 million year-over-year.

•	GAAP net income of $13 million or $0.05 per basic and diluted share.

•	Adjusted EBITDA was $76 million or 30% of revenue.

•	Six months cash flow from operations of $93 million, net of $52 million of tax payments.

•	Cash at quarter end totaled $149 million.

•	Six RISE retail stores were opened: two in Pennsylvania; two in Virginia and one each in Minnesota and Nevada.

Additionally, immediately after quarter end, on July 1, adult-use cannabis sales commenced at the Company’s four RISE retail stores in Maryland.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“In the second quarter, we delivered solid results of $252 million in revenue, up slightly from the first quarter, and GAAP net income of $13 million or $0.05 per basic and diluted share. Adjusted EBITDA was $76 million or 30% of revenue. Importantly, cash flow from operations was $18 million after paying $52 million of taxes this quarter. For the first six months of 2023, the Company had Adjusted EBITDA of $152 million and cash flow from operations of $93 million. Finally, we ended the second quarter with a strong balance sheet and $149 million in cash. As we move into the second half of the year, we are pleased with our overall position and our team’s ability to execute on our long-term strategy,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler.

Green Thumb President Anthony Georgiadis added, “While the cannabis industry continues to face challenges, at Green Thumb, we have been able to navigate a path to profitability and strong operating cash flow. Generating cash and carefully managing it has been core to our DNA since our founding. In addition, over the last 12 months we have made approximately $240 million in capital investments to position the Company for continued strong performance across our diversified portfolio of states.”

Second Quarter 2023 Financial Overview

Total revenue for the second quarter 2023 was $252.4 million, down 1.0% from the prior year period. The decline in revenue was primarily driven by price compression. This was partially offset by continued growth in existing markets such as New Jersey, Virginia and Connecticut, as well as revenue generated from new stores opened in the current period.

Green Thumb Industries Inc.

Overall retail revenue decreased 2.4% versus the second quarter of 2022. Second quarter 2023 comparable sales (stores open at least 12 months) decreased 3.3% versus the prior year on a base of 76 stores. Consumer Packaged Goods gross revenue increased 12.8% versus the second quarter of 2022.

Gross profit for the second quarter 2023 was $125.3 million or 49.6% of revenue compared to $125.8 million or 49.5% of revenue year-over-year. The Company was able to offset price compression headwinds through operational efficiencies as well as an increase in Consumer Packaged Goods sales through Green Thumb-owned retail stores.

Total selling, general and administrative expenses for the second quarter were $84.2 million or 33.4% of revenue, compared to $63.5 million or 25.0% of revenue for the second quarter 2022. The increase in total expenses was primarily due to a one-time acquisition-related non-cash fair value credit in the prior year period. In addition, Green Thumb incurred increased expenses associated with opening new stores, as well as the preparation for the recent launch of adult-use cannabis sales in Maryland.

Net income attributable to the Company for the second quarter 2023 was $13.4 million or $0.05 per basic and diluted share, compared to a net income of $24.4 million, or income of $0.11 per basic and $0.10 per diluted share in the prior year period.

In the second quarter 2023, EBITDA was $65.3 million or 25.9% of revenue versus $86.5 million or 34.0% of revenue for the comparable period. Adjusted EBITDA, which excluded non-cash stock-based compensation of $7.4 million and other non-operating adjustments of $3.1 million, was $75.8 million or 30.0% of revenue as compared to $78.7 million or 31.0% of revenue for the second quarter 2022.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of June 30, 2023, current assets were $341.3 million, including cash and cash equivalents of $149.0 million. Total debt outstanding was $289.9 million.

Total basic and diluted weighted average shares outstanding for the three months ended June 30, 2023, were 238.0 million shares and 238.4 million shares, respectively.

Business Developments

During the second quarter, the Company opened six retail stores:

•	RISE Dispensary New Hope, Minnesota; profits from the first day of sales were donated to Balanced Veterans Network.

•	RISE Dispensary Grove City, Pennsylvania; profits from the first day of sales were donated to Grove City Community Food Pantry.

Green Thumb Industries Inc.

•	RISE Dispensary Bristol, Virginia; profits from the first day of sales were donated to Virginia NORML.

•	RISE Dispensary Las Vegas on Nellis; profits from the grand opening were donated to Opportunity Village.

•	RISE Dispensary Philadelphia, Pennsylvania; profits from the grand opening were donated to Philadelphia Lawyers for Social Equity (PLSE).

•	RISE Dispensary Danville, Virginia; profits from the grand opening were donated to Virginia NORML.

Subsequent to quarter end, on August 2, 2023, Green Thumb opened its 84th retail store nationwide in Las Vegas on Craig Road. Profits from the grand opening were donated to Opportunity Village. On July 1, 2023, Green Thumb commenced adult-use sales at its four Maryland retail stores in Hagerstown, Joppa, Silver Spring and Bethesda. Each store donated a portion of profits from the first day of adult-use sales to a local nonprofit organization, including Mission of Love Charities, Explore MD Cannabis and I Support The Girls.

Green Thumb in the Community

In partnership with 40 Tons, an African American and woman-owned social impact organization committed to restorative justice and equitable access to career opportunities, Good Green, a cannabis flower brand owned by Green Thumb, presented the sixth 40 Tons Level Up Career Conference & Business Expo in Chicago. The conference was an innovative employment resource that promotes social justice and brings together employers who encourage equitable hiring practices with diverse job seekers.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Tuesday, August 8, 2023, at 5:00 pm ET to discuss its second quarter 2023 financial results for the quarter ended June 30, 2023. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

Green Thumb Industries Inc.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 18 manufacturing facilities, 84 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,300 people and serves millions of patients and customers each year. The company was named to Crain’s Chicago Business Fast 50 list in 2021, 2022 and 2023 and a Best Workplace by MG Retailer magazine in 2018, 2019 and 2021. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company faces intense competition; the Company faces competition from unregulated products; the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to

Green Thumb Industries Inc.

fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and issuances of substantial amounts of the Super Voting Shares, Multiple Voting Shares, Subordinate Voting Shares may result in dilution. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8527

Media Contact:

MATTIO Communications

GTI@mattio.com

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2023, March 31, 2023 and June 30, 2022

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of discounts	$252,388	$248,536	$254,311
Cost of Goods Sold, net	(127,108)	(123,815)	(128,513)

Gross Profit	125,280	124,721	125,798

Expenses:
Selling, General, and Administrative	84,217	80,519	63,535

Total Expenses	84,217	80,519	63,535

Income (Loss) From Operations	41,063	44,202	62,263

Other Income (Expense):
Other Income (Expense), net	(270)	924	5,583
Interest Income, net	1,531	1,731	624
Interest Expense, net	(2,869)	(3,816)	(5,399)

Total Other Income (Expense)	(1,608)	(1,161)	808

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	39,455	43,041	63,071

Provision For (Benefit From) Income Taxes	25,765	33,636	38,340

Net Income (Loss) Before Non-Controlling Interest	13,690	9,405	24,731
Net Income Attributable To Non-Controlling Interest	290	266	294

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$13,400	$9,139	$24,437

Net Income per share - basic	$0.05	$0.04	$0.11

Net Income per share - diluted	$0.05	$0.04	$0.10

Weighted average number of shares outstanding - basic	238,000,135	237,398,253	236,783,625

Weighted average number of shares outstanding - diluted	238,423,288	237,686,092	237,762,903

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

June 30, 2023
(Unaudited)
Cash and Cash Equivalents	$149,026
Other Current Assets	192,228
Property and Equipment, Net	674,958
Right of Use Assets, Net	239,964
Intangible Assets, Net	564,165
Goodwill	589,691
Other Long-term Assets	102,802

Total Assets	$2,512,834

Total Current Liabilities	$175,261
Notes Payable, Net of Current Portion and Debt Discount	288,857
Lease Liability, Net of Current Portion	248,328
Other long-Term Liabilities	94,572
Total Equity	1,705,816

Total Liabilities and Equity	$2,512,834

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended June 30, 2023, March 31, 2023 and June 30, 2022

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	June 30, 2023	March 31, 2023	June 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income (Loss) Before Noncontrolling Interest (GAAP)	$13,690	$9,405	$24,731
Interest Income, net	(1,531)	(1,731)	(624)
Interest Expense, net	2,869	3,816	5,399
Provision For (Benefit From) Income Taxes	25,765	33,636	38,340
Other (Income) Expense, net	270	(924)	(5,583)
Depreciation and Amortization	24,234	23,501	24,198

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$65,297	$67,703	$86,461

Share-based Compensation, Non-Cash	7,381	6,239	6,833
Acquisition, Transaction, and Other Non-Operating Costs	3,138	2,292	(14,557)

Adjusted EBITDA (non-GAAP measure)	$75,816	$76,234	$78,737